UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

| |   Preliminary Proxy Statement

| |   Definitive Proxy Statement

|X|   Definitive Additional Materials

| |   Soliciting Material Pursuant to Rule 14a-12

                                MORGAN STANLEY
          -----------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


______________________________________________________________________________
Payment of filing fee (Check the appropriate box):
|X| No fee required.

| | Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)   Title of each class of securities to which transaction applies:

    (2)   Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

    (4)   Proposed maximum aggregate value of transaction:

    (5)   Total fee paid:

| | Fee paid previously with preliminary materials:

| | Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

[Morgan Stanley Logo]                  1585 Broadway, New York, New York 10036


[Letterhead of
Philip J. Purcell,
Chairman and Chief Executive Officer]


                                                                April 14, 2004


Dear Fellow Shareholder:

                          TIME IS SHORT - VOTE TODAY

I recently sent you proxy material for Morgan Stanley's annual shareholders meeting. If you have already voted, please disregard this letter - and accept my thanks.

Your Board of Directors and management team strongly recommend that all shareholders vote:

o    "FOR" the election of directors and auditor ratification; and

o "AGAINST" the shareholder proposal to destagger the board of directors and the other shareholder proposals.

YOUR VOTE IS IMPORTANT. Please sign, date and return your proxy voting instruction form(s) in the enclosed postage paid envelope or vote via the internet or telephone using the instructions provided.

If you hold your Morgan Stanley shares in various accounts or in certificates, you will receive several forms of proxy. Please vote all your shares - be sure to follow the voting instructions on each card.

I appreciate your support.


/s/ Philip J. Purcell

[Morgan Stanley Logo]                   1585 Broadway, New York, New York 10036


[Letterhead of
Philip J. Purcell,
Chairman and Chief Executive Officer]


                                                                April 14, 2004


Dear Fellow Shareholder:

                          TIME IS SHORT - VOTE TODAY

I recently sent you proxy material for Morgan Stanley's annual shareholders meeting. If you have already voted, please disregard this letter - and accept my thanks.

Your Board of Directors and management team strongly recommend that all shareholders vote:

o    "FOR" the election of directors and auditor ratification; and

o "AGAINST" the shareholder proposal to destagger the board of directors and the other shareholder proposals.

YOUR VOTE IS IMPORTANT. Please sign, date and return your proxy voting instruction form by fax to 212-709-3279.

If you hold your Morgan Stanley shares in various accounts or in certificates, you will receive several forms of proxy. Please vote all your shares - be sure to follow the voting instructions on each card.

I appreciate your support.

/s/ Philip J. Purcell

A Message from Philip J. Purcell

There is less than a week remaining until Morgan Stanley's annual meeting of shareholders. As I have mentioned in my earlier communications, your support is important. If employees vote their shares, it will help ensure the success of this year's meeting. If you have already voted, please disregard this email
- and accept my thanks.

Your Board of Directors and Management Committee urge all employees to vote.


                          TIME IS SHORT - VOTE TODAY

Your Board and Management Committee unanimously recommend:

o    Vote "FOR" the election of directors and auditor ratification; and

o Vote "AGAINST" the shareholder proposal to destagger your board of directors and the other shareholder proposals.

Click http://webapp.sso.corpms.com/site/proxycard/webapp/init.do to vote your shares in the Firm's employee plans. Alternatively, if you are located in the U.S., you may vote by telephone. Dial 1-800-435-6710 on a touch-tone phone and enter the following 11-digit control number: __________. Your vote regarding plan shares must be received by 11 p.m. (EDT) on April 18, 2004.

To vote via the website, use the same authentication you use for the Morgan Stanley & i and Compliance websites (see chart). For technical assistance contact your regular help desk.

------------------------------------------------------------------------ -------------------------------------------------------
                         Business Unit                                            Authentication
------------------------------------------------------------------------ -------------------------------------------------------
Institutional Securities, Institutional Investment Management, Van       Kerberos ID and Password
Kampen and PWM
------------------------------------------------------------------------ -------------------------------------------------------
IIG (IAS Division)                                                       Windows Login ID and Password
------------------------------------------------------------------------ -------------------------------------------------------
Discover Financial                                                       RACF Login ID and Password
------------------------------------------------------------------------ -------------------------------------------------------
Morgan Stanley DW Credit Corp.                                           Novell (a/k/a NDS or workstation) ID and Password
------------------------------------------------------------------------ -------------------------------------------------------

Remember, if you also hold shares in a brokerage account and/or in your own name, you will receive separate proxy card(s) to vote those shares. To be sure that all your shares are voted at the meeting, follow the instructions on each separate proxy card that you receive.

Thank you for your support.


/s/ Philip J. Purcell

To view or print a copy of our proxy statement, annual report on form 10-K or summary annual report, click on www.morganstanley.com/about/ir/sec.html. To request a copy of any of these materials or a proxy card for your shares in employee plans, call 1-212-762-8131.

                                      **

This is a system-generated email; please do not reply. Your voting remains confidential.
                                      **